Tributary Capital Management Investment Adviser
CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all its employees, officers and directors, Tributary Capital Management (the “Adviser”) recognizes that knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for its Advisory Clients which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in securities which are eligible for investment by Advisory Clients, in a position where their personal interest may conflict with the interests of the Advisory Clients.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the “1940 Act”) and 17 C.F.R 275.204A-1 of the Code of Federal Regulations, the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.           STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Adviser personnel by Advisory Clients and to give effect to the Adviser’s belief that its operations should be directed to the benefit of Advisory Clients, the Adviser hereby adopts the following general principles to guide the actions of employees, officers and directors:

(1)
The interests of the Advisory Clients are paramount, and all Adviser personnel must conduct themselves and their operations to give maximum effect to this tenet by carefully placing the interests of the Advisory Clients before their own.

(2)
All personal transactions in securities by the Adviser’s Access Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interest of any Advisory Client.

(3)	All of the Adviser’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an
Advisory Client, or that otherwise bring into question a person’s independence or judgment.

(4)	All adviser’s personnel must take all necessary steps to protect the personal information of Advisory clients.  All required policies and procedures shall be followed to ensure client nonpublic information is protected.

(5)	Adviser’s shall describe to new clients the code of ethics and upon request furnish to clients a copy of the Code of Ethics.

II.           DEFINITIONS

(1)	“Access person” means:

(i)	Any supervised person:

(A)	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

(B)	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(ii)	If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.

(2)	“Advisory Client” means the portfolios comprising with investment management or sub-advisory investment management agreements with TCM .

(3)
“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

(4)
“Beneficial Ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  This means that a person should generally consider him or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest.  In addition, a person should consider him or herself the beneficial owner of securities held by his or her spouse, minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

(5)
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company.  Such a presumption may be countered by the facts and circumstances of a given situation.

(6)	“Fund” means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

(7)
“High quality short-term debt instrument” means any instrument that has a maturity at issuance of 365 days or less and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

(8)
“Investment Personnel” means all Access Persons who, with respect to an  Advisory Client, occupy the position of account or portfolio manager (or who serve on an investment committee that carries out the investment management function), all Access Persons who provide or supply information and/or advice to any such manager (or committee), or who execute or help execute any such manager’s (or committee’s) decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a Security by or for an Advisory Client.

(9)
“Initial public offering” (i.e. IPO), means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(10)	“Margin Account” means a brokerage account where Access Persons may borrow money from a broker to buy a security and use the investment as collateral.

(11)
“Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

(12)	A “personal securities account” means any account in which any securities are held for the person’s direct or indirect benefit.

(13)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a security.

(14)
“Security” shall have the same meaning as that set forth in Investment Advisers Act Section 80b-2, means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group of index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

(15)
A “security held or to be acquired” by an Advisory Client means any security which, within the most recent 15 days, (i) is or has been held by an Advisory Client or (ii) is being or has been considered by the Adviser for purchase by an Advisory Client.

(16)
A security is “being purchased or sold” by an Advisory Client from the time when a purchase or sale program has been communicated to the person who places the buy and sell order for an Advisory Client until the time when such program has been fully completed or terminated.

(17)	The firm’s Chief Compliance Officer shall be the designated review officer.

III.        GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

(1)	No Supervised Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any Advisory Client:

(A)	Employ any device, scheme or artifice to defraud such Advisory Client;

(B)
Make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(C)	Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

(D)	Engage in any manipulative practice with respect to such Advisory Client.

(E)	Engage in the practice of maliciously spreading of false rumors about a company.

IV.	PROHIBITED PURCHASES AND SALES OF SECURITIES

            (1)   Subject to Sections V(3) and (4) of this Code, no Access Person shall purchase or sell, directly or indirectly, any security, in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within seven (7) days before or after the time that the same or a related (e.g., futures or options) security is being purchased or sold by any Advisory client subject to determination by the Chief Compliance Officer, such Access Person may be required to sell any security and to disgorge any profits realized on trades within these prescribed periods.  The Chief Compliance Officer’s determination shall be made in writing and a record of such shall be maintained in accordance with Section X(7) of this Code.

(2)	No Access Person shall receive more favorable terms than a client when conducting personal trading.

(3)	No Investment Personnel may acquire securities as part of an initial public offering.

(4)	No Access Person shall purchase a security offered in a private placement without the specific, prior written approval of the Adviser’s designated Chief Compliance Officer.

(5)
No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) security, within a 60-day period.  Profit due to any such short-term trades will be disgorged.  Exceptions to this policy are permitted only with the approval of the Chief Compliance Officer of the Adviser.

(6)	On a periodic basis the Chief Compliance Officer shall analyze the trading patterns of access persons including market timing.

(7)        The Chief Compliance Officer will investigate any substantial disparities between the percentages of trades that are profitable when an access person trades for his own account, and the percentage that are profitable when the access person places trades for clients.

V.         PRE-CLEARANCE OF TRANSACTIONS

(1)
Except as provided in Section V (3)(4), each Access Person must pre-clear certain proposed transaction in securities with the Chief Compliance Officer prior to proceeding with the transaction.  No transaction in securities shall be effected without the prior written approval of the Chief Compliance Officer.  In those instances when the Chief Compliance Officer must be out of the office and no other Compliance Staff is available to approve the transaction, the Chief Compliance Officer may give verbal approval over the phone.  Upon returning to the office, the Chief Compliance Officer must formally approve the securities transactions in writing.  In determining whether to grant such clearance, the Chief Compliance Officer shall refer to Section V (4), below.  A Pre-clearance Form is attached at Appendix VI.

(2)
In determining whether to grant approval for the purchase of a security offered in a private placement, the Chief Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Advisory Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

(3)	Transactions that involve the use of a margin account to purchase securities are subject to additional review of circumstances and facts surrounding the use a margin account.

(4)	The pre-clearance requirements of Section V (1) shall not apply to the following transactions:

(A)	Purchases or sales over which the Access Person has no direct or indirect influence or control.

(B)
Purchases or sales which are non-volitional on the part of either the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

(C)	Purchases that are part of an automatic dividend reinvestment plan.

(D)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

(E)	Acquisitions of securities through gifts or bequests; and

(F)	Transactions in open-end mutual funds.

(G)	Transactions in Exchange Traded Funds.

(H)	Transactions in direct obligations of the US government.

(I)	Money Market Accounts and Shares of Money Market Funds.

(5)	The following transactions generally shall be entitled to clearance from the Chief Compliance Officer:

(A)
Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Advisory Client and which are otherwise in accordance with Rule 17j-1.  Such transactions would normally include purchases or sales of up to 1,000 shares of a security, which is being considered for purchase, or sale by an Advisory Client (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion. Permission to purchase securities described above is not assumed or automatic, but rather granted by the Chief Compliance Officer after extensive review of the facts surrounding such transaction and the effect such transactions would have on the shareholders of the Fund and/or clients of the Investment Adviser.

(B)       Purchases or sales of securities which are not eligible for purchase or sale by any Advisory Client as determined by reference to the Act and blue sky laws and regulations there under, the investment objectives and policies and investment restrictions of an Advisory Client or undertakings made to regulatory authorities.

(C)
Transactions that the Chief Compliance Officer, or other appropriate officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to an Advisory Client.

VI.           ADDITIONAL RESTRICTIONS AND REQUIREMENTS

(1)	No Supervised Person shall accept or receive any gift of more than de minimis value (currently $50) from any person or entity that does business with or on behalf of the Adviser or an Advisory Client.

(2)
 No Investment Personnel shall accept a position as a director, trustee, general partner of a publicly traded company, or a partnership unless the acceptance of such position has been approved by the Chief Compliance Officer and is consistent with the interests of the Advisory Clients.

(3)	All Supervised Persons are required to report any violations of this code to the Chief Compliance Officer.

VII.	REPORTING AND COMPLIANCE OBLIGATIONS

(1)	The Chief Compliance Officer shall create and thereafter maintain a list of all Access Persons.

     (2)  Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to promptly send duplicate copies of such persons account statement and brokerage confirmations promptly to the Chief Compliance Officer.

     (3)  Each Access Person must annually provide to the Chief Compliance Officer a complete listing of all securities owned by such person.

     (4)  Each Access Person must submit an initial listing of all securities owned by such person within ten days of the date upon which such person first became an Access Person of the Adviser.

     (5)  Every Access Person shall certify annually that he or she:

(A)	Has read and understands this Code;

(B)	Has received a copy of the Code of Ethics and has acknowledge the receipt in writing;

(C)	Recognizes that he or she is subject to the Code;

(D)	Has complied with the Code; and

(E)	Has disclosed and reported all personal securities transactions and personal securities accounts required to be disclosed or reported.

      (6) Reports.

(A)
Initial Holdings Reports: Every Access Person must provide to the Chief Compliance Officer a complete listing of all securities, (including proprietary mutual fund holdings and Exchange Traded Funds), as well as all personal securities accounts, within ten days of becoming an Access Person.  Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the person has no direct or indirect influence or control, or with respect to transactions done pursuant to an automatic investment plan.  An Initial Holdings Report is attached at Appendix I.

(B)
Annual Holdings Reports: On an annual basis, each Access Person must submit to the Chief Compliance Officer a complete listing of all securities, (including proprietary mutual fund holdings and Exchange Traded Funds), beneficially owned by such person, as well as all personal securities accounts. The list must be current as of a date no more than 30 days before the report is submitted and must be received within 30 days of the end of the calendar year.  Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control, or with respect to transactions done pursuant to an automatic investment plan. Annual Holdings Report is attached at Appendix II.

(C)	Quarterly Reports:

1.
Each Access Person shall report to the Chief Compliance Officer all transactions in securities (including proprietary mutual fund holdings and Exchange Traded Funds) in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.  Reports shall be filed with the Chief Compliance Officer quarterly.  Each Access Person must also report any personal securities accounts established during the quarter.  Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the person has no direct or indirect influence or control, or with respect to transactions done pursuant to an automatic investment plan.

2.
Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

(a)	The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares and principal amount of each Security involved;

(b)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	The price of the security at which the transaction was effected;

(d)	The name of the broker, dealer or bank with or through which the transaction was effected;

(e)	The date the report is submitted by the Access Person; and

(f)
With respect to any personal securities account established during the quarter, the broker, dealer, or bank with whom the account was established, and the date the account was established, and whether a margin account is attached to the account.

3.	In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

(D)
Every Access Person shall report the name of any publicly traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 10% of the companies outstanding shares.

(E)
Every Access Person who owns securities acquired in a private placement shall disclose such ownership to the Chief Compliance Officer, if such person is involved in any subsequent consideration of an investment in the issuer by an Advisory Client.  The Adviser’s decision to recommend the purchase of such issuers securities to an Advisory Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

VIII.           REVIEW AND ENFORCEMENT

(1)
The Chief Compliance Officer’s Duties and Responsibilities.  The Chief Compliance Officer shall notify each person who becomes an Access Person and who is required under this Code of Ethics of his or her reporting requirements no later than ten days before the first quarter in which such person is required to begin reporting.

(2)
The Chief Compliance Officer will, on a quarterly basis, compare all confirmations, account statements and other reports received for the purchase or sale on behalf of any Advisory Client to determine whether a violation of this Code may have occurred.  Before determining that a person has violated the Code, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material.

(3)
If the Chief Compliance Officer determines any violation of the Code of Ethics has occurred, the CCO will determine the appropriate resolution and/or impose the any necessary sanctions for the violation of the Code.  The Chief Compliance Officer will submit to the Board and the Access Person and their supervisor a report of the violation, and discuss the violation at the next scheduled Board meeting unless, in the CCO’s sole discretion, circumstances are determined to warrant an earlier response.

(4)	If the primary or alternate supervisor finds that a violation has occurred, the supervisor shall impose upon the individual such sanctions as the supervisor deems appropriate.

IX.           ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Adviser will provide a written report to the Proprietary Mutual Fund’s Board of Trustees as follows:

(1)
      Issues Arising Under the Code.  The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s).  The Adviser may report to the Board more frequently as it deems necessary or appropriate and shall do so as requested by the Board.

(2)
      Certification.  Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.  A Certification form is attached at Appendix V.

Upon request, the Adviser will also provide a certification to other Advisory Clients that the Adviser has adopted procedures reasonably necessary to prevent violations of the Code.

X.	RECORDKEEPING

The Adviser will maintain the records set forth below.  These records will be maintained in accordance with the Investment Company Act and the Investment Adviser Act, and the following requirements.  They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

(1)
A copy of this Code and any other code adopted by the Adviser under Rule 17j-1 and 204A-1, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

(2)        A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

(3)
A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year on which it is made, for the first two years in an easily accessible place.

(4)
A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

(5)
A copy of each annual report required by Section IX of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

(6)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

            (7)        A record of any decision, and the reasons supporting the decision, related to the Chief Compliance Officer’s determination regarding an Access Person’s transaction in a security as described in Section IV (1).

(8)        A record of a supervised person’s written acknowledgment of receipt of the Code.  All supervised persons must be provided with a written copy of the Code of Ethics.  Per section VII (5).

XI.           MISCELLANEOUS

(1)
      Confidentiality.  All reports and other confirmations and reports of Securities transactions, and any other information filed with the Adviser pursuant to this Code, shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

(2)	Interpretation of Provisions. The Adviser may from time to time adopt such interpretations of this Code, as it deems appropriate.

(3)
Compliance Certification.  Within ten days of becoming an Access Person, and each year thereafter, each such person must complete the Compliance Certification.  A Compliance Certification Form is attached as Appendix IV.

APPENDIX I
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
INITIAL HOLDINGS REPORT

Name of Reporting Person: _______________________________________________________
Date Person Became Subject to the Code’s Reporting Requirements: ____________________
Information in Report Dated as of: _________________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: __________________________________________________________

Securities
 Holdings
Name of Issuer and Title of Security	Ticker/CUSIP	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here.  □

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
________________________________________________________________________________________________________________________________________________________________________

Securities Accounts
Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account

Do any of the above mentioned accounts have a margin account attached to them?  Yes □  No □

If you have no securities accounts to report, please check here.  □

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature:  __________________________________                            Date:  __________________________________

APPENDIX II
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _________________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: __________________________________________________________
Calendar Year Ended: December 31, _______

Securities Holdings
Name of Issuer and Title and Type of Security	Ticker/CUSIP	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here.  □
If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.    __________________________________________________________________________________________________________________________________________________________

Securities Accounts
Name of Broker, Dealer or Bank	Account #	Date Account was Established	Name(s) on and Type of Account

Do any of the above mentioned accounts have a margin account attached to them?  Yes □  No □

If you have no securities accounts to report for the year, please check here.  □

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature:  __________________________________                            Date:  __________________________________

APPENDIX III
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: _______________________________________________________
Calendar Quarter Ended:_________________________________________________________
Date Report Due:_______________________________________________________________
Date Report Submitted:__________________________________________________________

Securities Transactions
Date of Transaction	Name of Issuer and Title of Security	No. Of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.  □

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue. _________________________________________________________________________________________________________________________________________________________________________

Securities Accounts
If you established an account within the quarter, please provide the following information:
Name of Broker, Dealer or Bank	Account #	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here.  □

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature:  __________________________________                            Date:  __________________________________

APPENDIX IV
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
ANNUAL COMPLIANCE CERTIFICATION

Initial Certification

I certify that I:                (i)            have received, read and reviewed the Adviser’s Code of Ethics;
(ii)           understand the policies and procedures in the Code;
(iii)          recognize that I am subject to such policies and procedures;
(iv)          understand the penalties for non-compliance;
(v)           will fully comply with the Adviser’s Code of Ethics; and
(vi)          have fully and accurately completed this Certificate.

Signature: ___________________________
Name:      ___________________________ (Please print)
Date Submitted: ______________________
Date Due: ___________________________

________________________________________________________________________________

Annual Certification

I certify that I:                (i)           have received, read and reviewed the Adviser’s Code of Ethics;
(ii)          understand the policies and procedures in the Code;
(iii)         recognize that I am subject to such policies and procedures;
(iv)         understand the penalties for non-compliance;
(v)   have complied with the Adviser’s Code of Ethics and any applicable reporting requirements during this past year;
(vi)   have fully disclosed any exceptions to my compliance with the Code below;
(vii)   will fully comply with the Advisers’ Code of Ethics; and
(vi)    have fully and accurately completed this Certificate.

EXCEPTION(S): _______________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

Signature:__________________________
Name:     __________________________ (Please print)
Date Submitted: ____________________
Date Due:  _________________________

APPENDIX V
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
INITIAL CERTIFICATION PURSUANT TO RULE 17j-1

The undersigned, _______________________________________, in his/her capacity as
             ____________________  , of TCM Investment Adviser (the “Adviser”), adviser to the First Focus Funds (the “Funds”) hereby certifies the following:

1.	The Adviser has adopted a Code of Ethics (the “Code”) pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2.	The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3.	The Adviser’s Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b); and

4.	In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust’s Board of Trustees for approval.

Witness my hand this ____ day of _________, 2002

Signature: _____________________________________

Printed Name: __________________________________

Title:  _________________________________________

APPENDIX VI
TRIBUTARY CAPITAL MANAGEMENT INVESTMENT ADVISERS
SECURITY TRANSACTION PRE-CLEARANCE FORM
To Comply with the Requirements Of Rule(s)17j-1(a) and  204A-1
Personal and Confidential

I.	The Tributary Investment Adviser Code of Ethics to the First Focus Funds requires that all access persons pre-clear all securities transactions as outlined in the Code.

II.
The pre-clearance of a trade will expire at the end of the business day following the approval date shown below.  If the trade is not executed within one business day of the approval, the access person must obtain another pre-clearance.

III.	The Chief Compliance will determine whether or not a security transaction will be allowed as outlined in the code.

IV.
By pre-clearing this trade, you are also attesting that this purchase or sale complies with the Adviser procedures and Code and therefore does not violate the provisions of Rule(s) 17j-1(a) and 204A-1.

V.	You must pre-clear all transactions in accordance with Section V of this Code of Ethics.

All information blocks must be completed and the Pre-Clearance Search must be attached.  Otherwise, the transaction(s) will not be approved and the form will be returned to you.

Security	Ticker / CUSIP	Action (Buy/Sell)	Shares # of	Margin account utilized Y/N	*Traded in Last 7 days	** Intended Trading (Y/N)	Portfolio Manager Initials FOGRX LC SC FE
1.
2.
3.
4.

*	If the security being traded is held in any advisory client account, you must attach a system printout documenting that the security was not traded in the past 7 days.
**	If the security is held in an advisory account are there plans to trade the security in the next 7 days?

In instances when the Chief Compliance Officer is out of the office, the Chief Compliance Officer may give verbal pre clearance approval over the phone.   Please contact the Chief Compliance Officer at the numbers below.  If the Chief Compliance Officer is unavailable, please contact the individuals in the order determined below.  After receiving verbal approval, all documentation should be forwarded to Compliance at Stop Code 1075 or faxed to (402) 633-3340.

1.  Doug Hoffman (Office):            (402) 602-3389
2.  Celeste Blackburn (Office)       (970) 498-1914
3.  Nancy Lange (Office):             (402) 602-3462
4.  Charlotte Lambert (Office):      (402) 602-3548
5.  Jim Collins (Office):                (402) 602-3346
6.  Doug Hoffman (Cell):              (402) 217-7197

To the best of my knowledge, the above security transaction information is accurate and correct.  I understand that once this form is approved, the approval for the transaction(s) will expire at the end of the business day following the approval date shown below.

Signature:________________________________                      Date:________________

Approved by: Doug Hoffman, Chief Compliance Officer

Signature:_______________________________                       Date:_________________

This pre-clearance form expires at 5:00 PM CST on _____________________________